SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 11, 2013

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On December 11, 2013, the Board of Directors (“Board”) of Tri-Tech Holding Inc. (the “Registrant”), with immediate effect, suspended the authority of Guang (Gavin) Cheng to act on behalf of the Registrant in his capacity as a member of the Registrant’s Board and authorized the Registrant’s appropriate officers to remove Mr. Cheng from any and all positions in the Registrant’s subsidiaries and affiliates. The Board further advises its shareholders that it will recommend the early replacement of Mr. Cheng from its Board at the upcoming annual shareholder meeting. The reasons for these actions, and the Registrant’s proactive steps to safeguard the Registrant and its shareholders from adverse actions by Mr. Cheng are described in greater detail in this current report and relate to (1) the Board’s determination of a breach by Mr. Cheng of the Registrant’s policies and procedures regarding wire transfers and (2) Mr. Cheng’s unauthorized withholding of the corporate chop of the Registrant’s affiliate, Beijing Satellite Science & Technology Co. (“BSST”) upon Mr. Cheng’s termination by the Registrant as its Chief Executive Officer.

Background - Termination of Gavin Cheng as Chief Executive Officer

Mr. Cheng served as the Registrant’s Chief Executive Officer from January 2013 until his termination on September 17, 2013 by unanimous consent (including Mr. Cheng’s own consent) of the Board. On or about September 16, 2013, the Board was made aware of violations of its internal policies regarding wire transfers on April 8, 2013 by Mr. Cheng in the Registrant’s subsidiary Ordos Tri-Tech Anguo Investment Co. Ltd. (“Anguo”). At such time, Mr. Cheng was Chairman of Anguo.

The accounting and internal control procedures in question require employees to provide, in advance, relevant documentation of the justification for payments, signed by designated personnel. Such documentation typically consists of the agreements upon which such payments are based, as well as approval paperwork regarding a proposed transfer.

By contrast, Mr. Cheng instructed employees of Anguo to transfer by wire RMB 1 million as a loan to a third party. Mr. Cheng did not provide a loan agreement or any internal paperwork designed for such transfer purposes prior to such transfer. Based on its review of documentation provided, the Board determined that the executed agreement provided to document the relationship was sealed by Anguo on September 16, 2013. Notwithstanding this late seal, on the books of Anguo, the transaction was recorded as stated in the agreement. Also importantly, on September 13, 2013, the entire principal of the loan was repaid to Anguo, and on September 17, 2013, the interest stated in the loan was repaid per the terms of such agreement. As a result, the Registrant and its shareholders have not recognized any loss with regard to this loan and, in fact, have received all interest and principal of such loan.

Notwithstanding the absence of actual monetary harm from this transaction to the Registrant, the Board of the Registrant unanimously determined (including Mr. Cheng’s affirmative vote) to remove Mr. Cheng from his position as an officer of the Registrant.

Based upon its internal review upon Mr. Cheng’s termination, the Board reached the following findings:

1.	Mr. Cheng initiated a management override of the Registrant’s accounting and internal control procedures by directing Anguo’s staff to process the payment without providing necessary documentation.
2.	As the April 2013 payment was not in the approved budget, Mr. Cheng’s actions breached a procedure adopted in March 2013 that required payments outside the approved budget to be submitted to the Registrant’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chairman of the Board.
3.	Because the amounts in question were repaid with interest, the Registrant did not experience any financial loss as a result of Mr. Cheng’s actions.
4.	The Registrant’s accounting and internal control procedures in place remain effective.

Based upon the internal review, the Registrant further strengthened its controls and procedures by implementing the following actions:

1.	The Registrant replaced Mr. Cheng as its Chief Executive Officer with Phil Fan and replaced Mr. Cheng as Chairman of Anguo with Warren Zhao.
2.	In recognition of the policy’s success in discovering the management override, the Registrant strengthened its whistle-blower policy to continue to encourage its employees to report any questionable or problematic actions.
3.	The Registrant conducted an internal audit on Mr. Cheng’s departure to extend to the Registrant and all subsidiaries and departments Mr. Cheng had been entrusted to oversee. The internal review remains in process.
4.	The Registrants advised its employees of Mr. Cheng’s termination and reinforced its policies and procedures with employees.

Unauthorized Retention of Company Chop

After his termination as Chief Executive Officer of the Registrant, Mr. Cheng obtained the company chop for Beijing Satellite S&T Co., Ltd (“BSST”), an affiliate of the Registrant, of which Mr. Cheng is the legal representative. Each legally registered Company in China is required to have a company chop, which has to be registered with the Public Security Bureau (“PSB”). The company chop is required on all official documents such as contracts, bank account applications and labor contracts. The company chop legally represents a company in dealing with third parties and is therefore valid even without a signature.

On November 12, 2013, Mr. Cheng contacted the Registrant and advised that Mr. Cheng had possession of and did not intend to relinquish the company chop of BSST. On November 11, November 12, and November 13, 2013, the Registrant communicated with Mr. Cheng, advising him of his obligation to return the chop immediately to the Registrant. Mr. Cheng has refused to do so through the date of this report, maintaining his right to retain the chop. Mr. Cheng’s stated refusal is based on his claim that he has a right to retain the chop due to his position as the legal representative of BSST, notwithstanding the contractual control the Registrant exercises over BSST.

On November 27, 2013, Mr. Cheng’s representative informed the Registrant that Mr. Cheng intends to challenge the validity of the contractual relationship by which the Registrant and its subsidiaries control BSST. If successful, this challenge could result in the loss of control of BSST and the subsequent deconsolidation of BSST from the financial statements of the Registrant. The Registrant will vigorously protect the interests of the Registrant and its shareholders in maintaining control over BSST.

Although the Registrant believes it has implemented and will implement sufficient protection of its relationship with BSST to retain control, the Registrant’s Board concluded in its December 11, 2013 meeting that Mr. Cheng’s efforts—even if unsuccessful—represent a serious and significant breach of his duties of loyalty to the Registrant. The Board believes that a fundamental obligation of a director is to act in the best interest of the Registrant and its shareholders. In this case, such an obligation would be expressed as efforts to maintain the business of the Registrant as a consolidated entity. Mr. Cheng’s stated intention to cause BSST to be deconsolidated from the Registrant, with no payment to be made to the Registrant or its shareholders for the loss of control over BSST and participation in its future profitability is diametrically opposed to this obligation. Due to the severity of Mr. Cheng’s actions, as of December 11, 2013, the Board has suspended Mr. Cheng’s ability to act on behalf of the Registrant in his capacity as a director and has removed him from all positions over which he has appointment authority, pending the resolution at the upcoming annual shareholder meeting. At that time, the Registrant’s shareholders will be asked whether Mr. Cheng should be replaced on the Board of the Registrant.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Phil Fan
Name:	Phil Fan
Its:	Chief Executive Officer

Dated: December 12, 2013